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Exhibit 3.55

SECRETARY OF STATE OF OHIO [SEAL] www.state.oh.us/sos e-mail: busserv@sos.state.oh.us	Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)
Expedite this Form: (Select One)
Mail Form to one of the Following:

[X] Yes	PO Box 1390 Columbus, OH 43216
*** Requires an additional fee of $100***

[ ] No	PO Box 670 Columbus, OH 43216

INITIAL ARTICLES OF INCORPORATION
(For Domestic Profit or Non-Profit)
Filing Fee $125.00

THE UNDERSIGNED HEREBY STATES THE FOLLOWING:

(CHECK ONLY ONE (1) BOX)

(1) [X] Articles of Incorporation Profit	(2) [ ] Articles of Incorporation Non-Profit	(3) [ ] Articles of Incorporation Professional (170-ARP)
(113-ARF) ORC 1701	(114-ARN) ORC 1702	Profession ORC 1785

Complete the general information in this section for the box checked above.

FIRST:	Name of Corporation	NeighborCare of Ohio, Inc.
SECOND:	Location	Kennett Square (City)	Chester County, PA (County)
Effective Date (Optional)	(mm/dd/yyyy)	Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.
[ ] Check here if additional provisions are attached

Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.

THIRD:	Purpose for which corporation is formed
This entity will own pharmacies.

Complete the information in this section if box (1) or (3) is checked.

FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred and their par value if any)
	100	common	0.01
	(No. of Shares)	(Type)	(Par Value)
(Refer to instructions if needed)

Completing the information in this section is optional

FIFTH:	The following are the names and addresses of the individuals who are to serve as initial Directors.
Robert H. Fish
(Name)
101 East State Street

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.
	Kennett Square	PA	19348
	(City)	(State)	(Zip Code)
George V. Hager, Jr.
(Name)
101 East State Street

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.
	Kennett Square	PA	19348
	(City)	(State)	(Zip Code)

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.
	(City)	(State)	(Zip Code)

REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions)	/s/ James J. Wankmiller Authorized Representative		6/27/03 Date
James J. Wankmiller Print Name

	Authorized Representative		Date
Print Name

	Authorized Representative		Date
Print Name

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  Exhibit 3.55